Xtra-Gold Mining Limited

Accra Office:
P. O. Box CT 5239
Cantonments

House No. 15
Ade-Coker Road
East Legon (Near A&C Shopping Mall)

Tel: (233) 21 519105
Fax: (233) 21 519106
E-mail: xtra-gold@myzipnet.com

Site Office:
P. O. Box 42
Kwabeng, E/R

Adom Mining Company Limited
P. O. Box CT 1191
Cantonments
Accra

Jan 24, 2010

Dear Sirs,

RE: OPTION AGREEMENT RELATING TO EDUM BANSO MINERAL PROPERTY

This addendum (the "Addendum") to amend a certain option agreement sets out the terms and conditions upon which the Option Agreement (as defined below) is to be amended by Adom Mining Company Limited ("Owner") on the one hand and Xtra-Gold Exploration Limited, originally called Canandiana Gold Resources Limited ("Xtra-Gold") on the other hand.

It is intended and agreed that, when executed by all parties, this Addendum will, in consideration of the representations, promises and mutual covenants and agreements herein set forth, constitute a binding agreement between the Owner and Xtra-Gold and amend the terms of a certain option agreement between the parties dated **17 October 2005**, as amended by an amending option agreement, dated October 19, 2006 (the "Option Agreement").

RECITALS:

a) The Owner is vested with and holds a 100% right, title and interest ("Interest") in and to a certain mineral concession situated in the Edum Banso area of the Western Region of Ghana (the "Property") pursuant to a prospecting licence dated 8 May 1991 (the "Licence") issued by the Government of Ghana under the Minerals and Mining Law, 1986 (P.N.D.C.L. 153) (the "Mining Law"). The Interest held by the Owner in the Property is subject to various interests and rights held by the Republic of Ghana pursuant to the Mining Law.

b) Pursuant to the Option Agreement, the Owner granted to Xtra-Gold, and Xtra-Gold accepted, an exclusive right and option (the "Option") to acquire the Interest held by the Owner in the Property upon the terms and conditions set out in the Option Agreement.

c) The owner and the Xtra Gold have mutually agreed that the option granted to Xtra Gold under the Option Agreement which is due to expire on November 11, 2010 be extended for a further three years effective from the said expiry date up to November 11, 2013.

d) While the Option Agreement remains binding upon the parties and confers upon Xtra-Gold the right to acquire the Interest held by the Owner it is necessary to effect an amendment to the Option Agreement to acknowledge the extension of the option period as contained in the Option Agreement up to November 11, 2013.

NOW THEREFORE, THIS ADDENDUM TO THE OPTION AGREEMENT WITNESSES that in consideration of the recitals and of the mutual covenants herein contained the parties agree and declare as follows:

1.0 **Representations and Warranties**

1.1 Each of the parties represents and warrants to the other:

a) That it is a company duly incorporated and in good standing to conduct business in Ghana and that its officers have the right and authority to enter into this Addendum to the Option Agreement, and that all requisite authorizations for the proper execution of this Addendum to the Option Agreement have been obtained;

b) That it is not carrying on business in insolvent circumstances; and

c) That it does not enjoy any right of immunity from lawsuit, judgment, execution on a judgment, attachment or other legal process in respect of any obligations under the Option Agreement as amended by this Addendum to the Option Agreement.

1.2 Each party acknowledges that this Addendum to the Option Agreement when duly executed constitutes valid and binding obligations imposed upon it in accordance with the terms herein.

1.3 Neither the execution and delivery of this Addendum to the Option Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated, will conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party nor violate or result in the breach of any laws or of its constitutional documents.

1.4 The Owner hereby represents and warrants to Xtra-Gold that its Licence is valid and in full force and effect and no other person, other than the Government of Ghana, has any interest or rights in the said Licence or in the Property or in the minerals therein.

2.0 **Amendment to the Option Agreement**

(a) The Owner and Xtra-Gold hereby acknowledge and affirm that notwithstanding any provision to the contrary in the Option Agreement. The Option granted to

Xtra Gold by Owner to acquire the 100% interest held in the Property by the Owner is hereby extended up to November 11, 2013.

3.0 **Notice**

Any notice, direction or other communication required or permitted to be given hereunder will be given to all parties and shall be deemed to be sufficiently given if it is delivered or sent by telex, facsimile transfer or some other similar form of telecommunication. Any such notice, direction or other communication will, if delivered, be deemed to have been given and received on the next business day following the day on which it was so sent. A business day will mean a day upon which banks in Ghana are open for the transaction of business. The parties' addresses for notice are as follows:

For Xtra-Gold Exploration Limited:
P. O. Box CT 5239
Cantonments,
Accra-Ghana

For Adom Mining Limited:
P. O. Box CT 1191
Cantonments
Accra-Ghana

4.0 **Further Assurances**

The parties agree and undertake to execute any other documents to give effect to or clarify the intent of this Addendum to the Option Agreement as may be reasonably requested by a party.

5.0 **Changes in Agreement**

The Option Agreement, as amended by this Addendum to the Option Agreement, embodies the entire agreement between the parties as to the subject matter hereof. No alteration or variation of any of the terms or conditions of the Option Agreement as amended by this Addendum to the Option Agreement shall be of any force or effect unless it is recorded in writing and signed by the parties hereto. No latitude, indulgence, consent or forbearance or any similar act by either party in enforcing any provision of this agreement shall constitute a variation or novation of this agreement or a waiver of or estoppel in respect of its rights in terms of this agreement.

6.0 **Governing Law**

This Addendum to the Option Agreement shall be governed by the laws of Ghana.

7.0 **Entire Agreement**

The Option Agreement as amended by this Addendum to the Option Agreement constitutes the entire agreement among the parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, among the parties with respect to the subject matter hereof.

Execution by Counterparts

This Addendum to the Option Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

The foregoing truly represents our agreement in this respect, and we agree to be bound by and comply with the terms thereof.

Yours faithfully,

……………………

For: Xtra Gold Exploration Limited

Name: James Longshore

Position: Managing Director

Witness: Mason Murphy

The foregoing truly represents our agreement and we agree to be bound by its terms.

……………………………………

For: Adom Mining Limited represented

Name: Adwoa Sintim

Position: Director

Witness: ………………………………

AGYABENG G. AKRASI, ESQ
LAWYER
WUOWOTI CHAMBERS, OSU
TEL: 021-7[illegible]25 / 781873
0244-[illegible]68738